Item 77H - 	Deutsche Enhanced Commodity
Strategy Fund (a series of
Deutsche Securities Trust (the
"Registrant"))
Change in Control of Registrant

Below are the persons presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of September 7, 2016 and March 7,
2017.
As of September 7, 2016:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Enhanced
Commodity
Strategy Fund
FIRST CLEARING
LLC SPECIAL
CUSTODY ACCT
FOR THE
EXCLUSIVE
BENEFIT OF
CUSTOMER
2801 MARKET
STREET
ST LOUIS MO
63103-2523
42.86%


As of March 7, 2017:

Series
Name of Person
Ownership
as % of
Series
Deutsche
Enhanced
Commodity
Strategy Fund
FIRST CLEARING
LLC SPECIAL
CUSTODY ACCT
FOR THE
EXCLUSIVE
BENEFIT OF
CUSTOMER
2801 MARKET
STREET
ST LOUIS MO
63103-2523

38.22%
Deutsche
Enhanced
Commodity
Strategy Fund
PERSHING LLC
1 PERSHING
PLAZA
JERSEY CITY, NJ
07399-0001
26.03%